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                                                                 Exhibit 99.(1)


                          STREETTRACKS(SM) SERIES TRUST

1. Share Purchase. State Street Capital Markets, LLC ("SSCM") hereby purchases from streetTRACKS(SM) Series Trust (the "Trust"), a series-type investment company having ten investment portfolios (the "Funds"), the following shares of beneficial interest ("Shares") of the below named Funds at the per-share purchase price indicated below, on the terms and conditions set forth herein and in the registration statement described below:


                                                              Amount      Price       Shares
Funds                                                       Purchased   Per Share   Purchased
-----                                                       ---------   ---------   ---------
streetTRACKS(SM) Dow Jones Large Cap Growth Index Fund

streetTRACKS(SM) Dow Jones Large Cap Value Index Fund

streetTRACKS(SM) Dow Jones Small Cap Growth Index Fund

streetTRACKS(SM) Dow Jones Small Cap Value Index Fund

streetTRACKS(SM) Dow Jones Global Titans Index Fund

streetTRACKS(SM) Wilshire REIT Index Fund

streetTRACKS(SM) Morgan Stanley Internet Index Fund

streetTRACKS(SM) Morgan Stanley High Tech 35 Index Fund

FORTUNE 500(R) Index Fund

FORTUNE e-50(TM) Index Fund


      SSCM hereby acknowledges receipt of a purchase confirmation reflecting the purchase of the Shares, and the Trust hereby acknowledges receipt from SSCM of funds in the amount of $100,000 in full payment of the Shares.

      SSCM understands that the Trust has filed with the Securities and Exchange Commission a Registration Statement which contains the prospectus describing the Trust and the Shares to be issued thereunder. By its signature hereto, the undersigned hereby acknowledges receipt of a copy of the Registration Statement.

2. Representations and Warranties. SSCM hereby represents and warrants to the Trust as follows:

      (a) It understand that the Trust has indicated to it that no federal or state agency has made any findings or determinations as to the fairness for investment, nor any recommendations or endorsement, of the Trust's shares;

      (b) It has such knowledge and experience of financial and business matters as will enable it to utilize the information made available to it in connection with the offering described in the Trust's Registration Statement, to evaluate the merits and risks of the prospective investment and to make an informed investment decision;

      (c) It recognizes that the Trust has only recently been organized and has no financial or operating history and, further, that investment in the Trust involves certain risks related to the purchase of the Trust's shares, and it acknowledges that it has suitable financial resources and anticipated income to bear the economic risk of such an investment;
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      (d)   It is purchasing the Shares for its own account, for investment, in order to provide initial capital or "seed money," for each of the Funds and not with any intent to distribute or resell the Shares, either in whole or in part, and with no present intent to sell or otherwise dispose of the Shares, either in whole or in part;

      (e) It will not sell the Shares purchased by it without registration of such Shares under the Securities Act of 1933 except in reliance upon an exemption therefrom;

      (f) It has been furnished with, and has carefully read, this purchase agreement and the Registration Statement and such material documents relating to the Trust as its has requested and as have been provided to it by the Trust; and

      (g) It has had the opportunity to ask questions of, and receive answers from, the Trust concerning each Fund and the terms of the offering.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of September 22, 2000.


                              State Street Capital Markets, LLC

                              By: /s/ Robert Kilroy
                                  ---------------------------------------
                              Name:       Robert Kilroy
                                   --------------------------------------
                              Title:      Treasurer
                                   --------------------------------------


                              streetTRACKS(SM) Series Trust

                              By: /s/ Agustin J. Fleites
                                  -----------------------------------------
                              Name:       Agustin J. Fleites
                                    ---------------------------------------
                              Title:      President
                                    ---------------------------------------